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                                    EXHIBIT 7


         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    EXHIBIT 7


Legal Title of Bank:       Bank One, NA                     Call Date: 06/30/00  ST-BK: 17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                           Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                     DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                                                    ----
ASSETS                                                                                RCFD
1.  Cash and balances due from depository institutions (from Schedule RC-A):          ----
    a. Noninterest-bearing balances and currency and coin(1) ...............          0081        7,526,899          1.a
    b. Interest-bearing balances(2).........................................          0071        7,575,812          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...........          1754                0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).........          1773        7,158,535          2.b
3.  Federal funds sold and securities purchased under agreements to resell..          1350        8,132,221          3.
                                                                                      RCFD
4.  Loans and lease financing receivables:                                            ----
    a. Loans and leases, net of unearned income (from Schedule RC-C) .......          2122       56,784,990          4.a
    b. LESS: Allowance for loan and lease losses............................          3123          812,053          4.b
    c. LESS: Allocated transfer risk reserve................................          3128                0          4.c
                                                                                      RCFD
    d. Loans and leases, net of unearned income, allowance, and reserve               ----
       (item 4.a minus 4.b and 4.c).........................................          2125       55,972,937          4.d
5.  Trading assets (from Schedule RD-D).....................................          3545        5,189,518          5.
6.  Premises and fixed assets (including capitalized leases) ...............          2145          637,997          6.
7.  Other real estate owned (from Schedule RC-M) ...........................          2150            1,695          7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)....................................................          2130          341,140          8.
9.  Customers' liability to this bank on acceptances outstanding ...........          2155          497,442          9.
10. Intangible assets (from Schedule RC-M)..................................          2143          212,828         10.
11. Other assets (from Schedule RC-F).......................................          2160        2,547,817         11.
12. Total assets (sum of items 1 through 11)................................          2170       95,794,841         12.


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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:         Bank One, NA                  Call Date: 06/30/00  ST-BK: 17-1630 FFIEC 031
Address:                     1 Bank One Plaza, Ste 0303                                        Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                      DOLLAR AMOUNTS IN
                                                                                          THOUSANDS
                                                                                          ---------
LIABILITIES
13. Deposits:                                                          RCON
    a. In domestic offices (sum of totals of columns A and C           ----
       from Schedule RC-E, part 1)...............................      2200        25,536,469    13.a
       (1) Noninterest-bearing(1)................................      6631        10,190,185    13.a1
       (2) Interest-bearing......................................      6636        15,346,284    13.a2
                                                                       RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and        ----
       IBFs (from Schedule RC-E, part II)........................      2200        29,886,075    13.b
       (1) Noninterest bearing...................................      6631           968,523    13.b1
       (2) Interest-bearing......................................      6636        28,917,552    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                     RCFD 2800    1,649,139    14
15. a. Demand notes issued to the U.S. Treasury .................      RCON 2840    1,069,021    15.a
    b. Trading Liabilities(from Schedule RC-D)...................      RCFD 3548    3,406,923    15.b
                                                                       RCFD
16. Other borrowed money:                                              ----
    a. With original maturity of one year or less................      2332        18,292,450    16.a
    b. With original  maturity of more than one year.............      A547         3,396,127    16.b
    c.  With original maturity of more than three years..........      A548         1,122,303    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .....      2920          497,442     18.
19. Subordinated notes and debentures............................      3200        3,400,000     19.
20. Other liabilities (from Schedule RC-G).......................      2930        1,786,069     20.
21. Total liabilities (sum of items 13 through 20)...............      2948       90,042,018     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................      3838                0     23.
24. Common stock.................................................      3230          200,858     24.
25. Surplus (exclude all surplus related to preferred stock) ....      3839        3,660,673     25.
26. a. Undivided profits and capital reserves....................      3632        1,986,539     26.a
    b. Net unrealized holding gains (losses) on available-for-
       sale securities...........................................      8434          (96,698)    26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES........      4336                0     26.c
27. Cumulative foreign currency translation adjustments .........      3284            1,451     27.
28. Total equity capital (sum of items 23 through 27) ...........      3210        5,752,823     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................      3300       95,794,841     29.




Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     STATEMENT below that best describes the most comprehensive level of auditing work performed for the bank by
     independent external Number auditors as of any date
     during 1996 . . . . . . . . . . . . . . . . .  . . . . . . . RCFD 6724.... N/A      Number
                                                                                          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.